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                                                                   Exhibit 23.3

                CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our report dated March 1, 2000 and to all references to our Firm included in this registration statement. Our report dated March 1, 2000 included in Invitrogen's Form 10-k for the year ended December 31, 1999 is no longer appropriate since restated financial statements have been presented giving effect to a business combination accounted for as a pooling-of-interests.

Arthur Andersen LLP

/s/ Arthur Andersen LLP

July 28,2000
San Diego, California